EXHIBIT 1.1


          GATE(sm) RECEIVABLE ASSET-BACKED DEBT SECURITIES (GRADS(sm))
                        COLLATERALIZED STUDENT LOAN BONDS
                                 SERIES 1996-S2
                                   $6,825,000


                                 TERMS AGREEMENT


Dated:   November 20, 1996

To: The National Collegiate Trust (the "Company") and The National Collegiate Trust 1996-S2 (the "Issuer")

Re:      Underwriting Agreement dated as of April 3, 1996 (the "Agreement").

Series Designation:   Class A Collateralized Student Loan Bonds, Series 1996-S2

                      Class B Collateralized Student Loan Bonds, Series 1996-S2

Terms of the Bonds and Underwriting Compensation:


=============================================================
                  Original         Interest      Price to
              Principal Amount       Rate         Public
-------------------------------------------------------------
Class A          $4,500,000          7.30%      99.18750%
- -----------------------------------------------------------
Class B          $2,325,000          8.15%      99.03125%
=============================================================


Certificate Ratings:

Class A - Moody's Aa2; Class B - Moody's Baa2

Underwriting Fee:

         1.30% of the original principal amount of the Series 1996-S2 Class A Bonds issued. 2.30% of the original principal amount of the Series 1996-S2 Class B Bonds issued.

Purchase Price:

Class A       97.8875%
Class B       96.73125%

Final Maturity:

              September 20, 2013

Closing Date and Location:

              November 26, 1996 at the office of Thacher Proffitt & Wood, New York, New York.

                  Attached as EXHIBIT A are the Computational Materials furnished by the Underwriter to prospective purchasers pursuant to SECTIONS 3(G) and 6(A)(II) of the Agreement. The Issuer, the Company and the Underwriter hereby agree to the terms of this Terms Agreement and to the terms of the Underwriting Agreement, dated as of April 3, 1996, between the Company and BA Securities, Inc.


                             THE NATIONAL COLLEGIATE TRUST 1996-S2


                             By:     DELAWARE TRUST CAPITAL
                                     MANAGEMENT, INC., not in its individual
                                     capacity, but solely as Owner Trustee


                             By:     /s/ Richard N. Smith
                                     ---------------------------------------
                             Name:   Richard N. Smith
                             Title:  Vice President



                             BA SECURITIES, INC.


                             By:     /s/ Dana R. Levenson
                                     ---------------------------------------
                             Name:   Dana R. Levenson
                             Title:  Managing Director


ACCEPTED:

THE NATIONAL COLLEGIATE TRUST
By: DELAWARE TRUST CAPITAL MANAGEMENT,
INC., not in its individual capacity,
but solely as Owner Trustee

By:     /s/ Richard N. Smith
        ---------------------
Name:   Richard N. Smith
        ---------------------
Title:  Vice President
        ---------------------